Exhibit 4.3

No.	PLANET BEACH FRANCHISING CORPORATION Incorporated under the Laws of the State of Delaware	UNITS
UNITS EACH CONSISTING OF ONE SHARE OF COMMON STOCK
AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                          IS THE OWNER OF                      UNITS. Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of PLANET BEACH FRANCHISING CORPORATION, a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”) to purchase one (1) share of Common Stock at a price of $[                    ] per share (subject to adjustment). Each Warrant will become exercisable as of [                    ], 2010, and will expire on [                    ], 2013. The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”) between the Corporation and Registrar and Transfer Company, the Corporation’s transfer agent, dated as of [                    ], 2010, as amended, restated or supplemented from time to time, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement will be on file at the office of Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, and are available to any Warrant holder on written request and without cost.
The Common Stock and Warrants will trade as a unit until [                    ], 2010, after which the Warrants will be exercisable and the Common Stock and the Warrants will begin trading separately.
Units shall be governed by and interpreted in accordance with the internal laws of Louisiana, without reference to principles of conflicts of law.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:                     , 2010

President	PLANET BEACH FRANCHISING CORPORATION	Secretary

CORPORATE SEAL

Delaware

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act —	Custodian
TEN ENT	tenants by the entireties		(Cust) (Minor)
as joint tenants with right of
JT TEN	survivorship and not as tenants in common		Under Uniform Gifts to Minors Act:

(State)
     Additional abbreviations may also be used though not in the above list.
PLANET BEACH FRANCHISING CORPORATION
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
For Value Received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
                     Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

By:
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed
By:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.